Exhibit 99.1

News Release

Victory Capital Reports December 2024 Total Client Assets

Schedules Fourth-Quarter Financial Results Conference Call for February 7

San Antonio, Texas, January 10, 2025 ― Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or the “Company”) today reported Total Assets Under Management (AUM) of $171.9 billion, Other Assets of $4.2 billion, and Total Client Assets of $176.1 billion, as of December 31, 2024.

For the month of December, average Total AUM was $175.8 billion, average Other Assets was $4.2 billion, and average Total Client Assets was $174.5 billion.

For the fourth quarter, the Company reported long-term AUM net flows of -$1.7 billion.

Victory Capital Holdings, Inc.
Total Client Assets (unaudited; in millions) [1]

	As of:
By Asset Class	December 31, 2024	November 30, 2024
Solutions	$62,593	$64,510
Fixed Income	24,402	24,855
U.S. Mid Cap Equity	30,584	33,317
U.S. Small Cap Equity	14,785	16,562
U.S. Large Cap Equity	14,148	14,813
Global / Non-U.S. Equity	19,095	19,223
Alternative Investments	2,980	3,007
Total Long-Term Assets	$168,586	$176,286
Money Market / Short Term Assets	3,344	3,385
Total Assets Under Management[2]	$171,930	$179,672

By Vehicle
Mutual Funds[3]	$113,645	$118,755
Separate Accounts and Other Pooled Vehicles[4]	50,777	53,352
ETFs[5]	7,508	7,564
Total Assets Under Management	$171,930	$179,672

Other Assets[6]
Institutional	$4,165	$4,311
Total Other Assets	$4,165	$4,311

Total Client Assets
Total Assets Under Management	$171,930	$179,672
Total Other Assets	4,165	4,311
Total Client Assets	$176,096	$183,982

1Due to rounding, numbers presented in these tables may not add up precisely to the totals provided.

2Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes Other Assets.

3Includes institutional and retail share classes, money market and VIP funds.

4Includes wrap program accounts, CITs, UMAs, UCITS, private funds, and non-U.S. domiciled pooled vehicles.

5Represents only ETF assets held by third parties and excludes ETF assets held by other Victory Capital products.

6Includes low-fee (2 to 4 bps) institutional assets, previously reported in the Solutions asset class within the by asset class table and in Separate Accounts and Other Pooled Vehicles within the by vehicle table. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

Fourth-Quarter Conference Call and Webcast Details

Victory Capital will report fourth-quarter 2024 financial results after the market closes on Thursday, February 6, 2025. The Company will host a conference call the following morning, Friday, February 7, at 8:00 a.m. ET to discuss the results. Victory Capital’s earnings release and supplemental materials will be available on the investor relations section of the Company’s website at https://ir.vcm.com before the conference call begins.

To participate in the conference call, please call 1-800-715-9871 (domestic) or 1-646-307-1963 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. For anyone who is unable to join the live event, an archive of the webcast will be available for replay, at the same location, shortly after the call concludes.

About Victory Capital

Victory Capital is a diversified global asset management firm with total assets under management of $171.9 billion, and $176.1 billion in total client assets, as of December 31, 2024. The Company employs a next-generation business strategy that combines boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 11 autonomous Investment Franchises and a Solutions Business, Victory Capital offers a wide array of investment products and services, including mutual funds, ETFs, separately managed accounts, alternative investments, third-party ETF model strategies, collective investment trusts, private funds, a 529 Education Savings Plan, and brokerage services.

Victory Capital is headquartered in San Antonio, Texas, with offices and investment professionals in the U.S. and around the world. To learn more please visit www.vcm.com or follow Victory Capital on Facebook, Twitter, and LinkedIn.

Contacts

Investors:

Matthew Dennis, CFA

Chief of Staff

Director, Investor Relations

216-898-2412

mdennis@vcm.com

Media:
Jessica Davila

Director of Global Communications

210-694-9693

Jessica_davila@vcm.com